Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2011, with respect to the consolidated financial statements included in the Annual Report of Xenith Bankshares, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of Xenith Bankshares on Form S-8 (File No. 333-153118, effective August 15, 2008).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

February 25, 2011